Exhibit 99.1
Earthstone Energy Announces Midland Basin Asset Acquisition

Acquiring Operated Assets from Tracker Resource Development III and Related Well-Bore Interests from Sequel Energy Group

The Woodlands, Texas, April 1, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”) today announced that it has entered into definitive agreements to acquire privately held operated assets located in the Midland Basin (the “Tracker Acquisition”) from Tracker Resource Development III, LLC and an affiliate (“Tracker”) and from affiliates of Sequel Energy Group LLC (“Sequel”), which hold well-bore interests in certain of the producing wells operated by Tracker. Tracker is backed by 1901 Partners Management LP and EnCap Investments L.P. (“EnCap”), with each holding a 49% ownership interest and Tracker management holding the remainder. The aggregate purchase price of the Tracker Acquisition is approximately $126.5 million consisting of $81.6 million in cash, subject to customary closing adjustments, and 6.2 million shares of Earthstone’s Class A common stock valued at $44.9 million based on a closing share price of $7.24 on March 30, 2021. The effective date of the Tracker Acquisition will be March 1, 2021, with closing anticipated early in the third quarter of 2021.

Asset highlights:
•Current net production of ~7,800 (1) Boepd (21% oil, 59% liquids) from 71 wells (30 horizontal / 41 vertical)
•$153 million PDP PV-10 (2) as of 3/1/21 with reserves of approximately 19.8 MMBoe (3)
•Low-cost, stable producing assets in complementary location to Earthstone operated assets
•Approximately 20,300 net acres (100% HBP, 100% operated) in Irion County
–No drilling commitments required on the acreage
–Inventory of 49 Earthstone-identified horizontal Wolfcamp locations at four wells per section exceeding 25% IRR threshold on a $50/barrel WTI price deck and using Earthstone’s current estimate of capital costs
–Further upside to drilling economics based on reduction of drilling and completion costs and reserve impact with up-spaced locations versus historical well spacing

Impact on Earthstone:
•Purchase price implies PV-16 discount rate on PDP (4)
•Significant production and cash flow contribution to existing Earthstone asset base
•Complements Earthstone’s focus on low-cost, high-margin operations with expected impact of lowering per unit of production lease operating expense and G&A expense
•Cash portion of consideration to be funded with cash on hand and borrowings under the Company’s senior secured revolving credit facility (“Credit Facility”)
•Minimal impact on pro forma year-end 2021 leverage with ESTE targeting sub-1.25x Debt/Adjusted EBITDAX (5)
•Existing Earthstone shareholders retain 93% of common equity
•Expected to be accretive on all key financial metrics
•Expected second half of 2021 production increase of ~5,800-6,000 Boepd (~19% oil, ~59% liquids) prior to adjustments for date of closing

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “This acquisition, on the heels of closing the IRM acquisition in early January, is a complementary next step in what we view as continued progress of our consolidation strategy. We paid an attractive price for this producing asset, and while the inventory may not fit into our capital plans this year, the 49 drilling locations represent low-risk and repeatable upside value not included in our purchase price valuation. These low-cost assets will continue our efforts to reduce overall per unit cash costs and deliver high operating margins. We intend to continue seeking other value-enhancing transactions that increase our operational and corporate cost efficiencies while maintaining financial discipline, ultimately benefitting our shareholders via stock price appreciation.”

Transaction Consideration and Sources

The total consideration for the Tracker Acquisition consists of $81.6 million in cash, subject to customary closing adjustments, and approximately 6.2 million shares of Earthstone’s Class A common stock, which represents 7.4% of total Class A and Class B common stock on a pro forma basis. Earthstone intends to fund the cash portion of the consideration and fees and expenses with cash on hand and new borrowings under its Credit Facility. Earthstone expects to complete a redetermination of the borrowing base under its Credit Facility in the near term that will serve as the regularly scheduled redetermination and will also incorporate the impact of the Tracker Acquisition conditional upon closing of the acquisition.

The total consideration of $126.5 million is allocated ~50% to Tracker and ~50% to Sequel. EnCap, a current beneficial owner of ~49.4% of Earthstone’s total Class A and Class B common stock, will indirectly receive an additional 2.3 million shares of Class A common stock through its minority ownership of Tracker. Adjusted for the equity consideration to the respective parties, EnCap’s beneficial ownership of Earthstone’s total Class A and Class B common stock will be reduced to 48.5%.

Approvals

The Audit Committee of the board of directors of Earthstone approved and recommended the Tracker Acquisition to the board of directors of Earthstone, which has approved the Tracker Acquisition. The Tracker Acquisition is further subject to the approval of Earthstone stockholders, including a majority of the shares held by stockholders other than EnCap and executive management. Warburg Pincus LLC has provided a support agreement pledging to vote its ~13.2 million shares of Class A common stock in favor of the Tracker Acquisition. The Tracker Acquisition has been approved by the board of managers of Tracker and by the board of managers of Sequel.

Other Details

Complete details of the terms of the Tracker Acquisition are set out in separate purchase and sale agreements with Tracker and Sequel. These agreements will be filed by Earthstone with the Securities and Exchange Commission (“SEC”) and will be available for viewing under its profile at www.sec.gov.

Please refer to Earthstone’s updated investor presentation found on its website for additional information on the Tracker Acquisition.

Advisors

Legal advisors included Jones & Keller, P.C. for Earthstone, Davis Graham & Stubbs LLP for Tracker and Welborn Sullivan Meck & Tooley, P.C. for Sequel. Northland Securities, Inc. provided a fairness opinion to Earthstone’s Audit Committee and Richards, Layton & Finger, P.A. acted as legal advisor to Earthstone’s Audit Committee. Jefferies LLC acted as financial advisor to Tracker and Sequel.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

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(1)Earthstone management estimate of Tracker three stream sales volumes for the month of March 2021.
(2)PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes.
(3)Earthstone management estimate of proved developed producing reserve volumes and values as of March 1, 2021, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of March 29, 2021.
(4)Earthstone management estimate utilizing NYMEX strip prices as of March 29, 2021.
(5)Leverage defined as total debt to LTM Adjusted EBITDAX (a non-GAAP financial measure). Adjusted EBITDAX defined as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties, net; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax expense.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed Tracker Acquisition to Earthstone and its stockholders, the anticipated completion of the proposed Tracker Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the proposed Tracker Acquisition on anticipated terms and timetable; Earthstone’s ability to integrate the assets acquired in the Tracker Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Tracker Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Tracker; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Credit Facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and the direct and indirect impact on most or all of the foregoing on the evolving COVID-19 pandemic. Earthstone’s annual report on Form 10-K for the year ended December 31, 2020, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone, Tracker and Sequel undertake no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information About the Proposed Tracker Acquisition

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy.
In connection with the proposed Tracker Acquisition, Earthstone intends to file with the SEC and mail to its stockholders a proxy statement and other relevant documents in connection with the proposed Tracker Acquisition. EARTHSTONE URGES INVESTORS AND STOCKHOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE, TRACKER, SEQUEL AND THE PROPOSED TRACKER ACQUISITION. Investors and stockholders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com. Investors and stockholders may also read and copy any reports, statements and other information filed by Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas, 77380, or by telephone at (281) 298-4246.

Participants in the Solicitation

Earthstone and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Tracker Acquisition. Information regarding Earthstone’s directors and executive officers is available in its proxy statement filed with the SEC by Earthstone on April 23, 2020 in connection with its 2020 annual meeting of stockholders and its Current Report on Form 8-K filed with the SEC on January 13, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

This release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com